Exhibit 99.1

ContraFect Corporation Expands Senior Management Team

Hires Natalie Bogdanos as General Counsel

YONKERS, New York — September 24, 2014 — ContraFect Corporation (NASDAQ: CFRX) (NASDAQ: CFRXW) (NASDAQ: CFRXZ), a biotechnology company focused on the discovery and development of protein therapeutics and antibody products for life-threatening drug resistant infectious diseases, announced today it has expanded the senior management of the company with the addition of Natalie Bogdanos. Ms. Bogdanos joined ContraFect as General Counsel.

“We welcome Natalie to the executive management team and are delighted to have her spearhead our legal affairs,” stated Julia P. Gregory, chief executive officer of ContraFect. “Natalie brings a wealth of in-depth legal experience across many areas of law including contract, intellectual property, licensing, regulatory, corporate governance and securities and litigation.”

Prior to joining ContraFect, Ms. Bogdanos served as Associate General Counsel at Memorial Sloan-Kettering Cancer Center (MSKCC) where she held a joint appointment with the Office of the General Counsel and the Office of Technology Development (OTD). At MSKCC, she provided legal counsel and guidance to various departments throughout the institution while having sole responsibility for the legal oversight of the OTD. She led the contracts group, managed the institution’s patent portfolio, provided regulatory guidance and compliance, and advised on litigation strategy. Prior to MSKCC, she was General Counsel at Enzo Biochem, Inc. (Enzo), a publicly-traded biotechnology company, from 2003 to 2012. At Enzo, she was responsible for leading the legal department, handling contracts and complex business development agreements, ensuring SEC and regulatory compliance, overseeing litigation and managing Enzo’s portfolio of 500+ patents and patent applications. Ms. Bogdanos has also served as a legal consultant to pharmaceutical companies and is presently a faculty member at the Practising Law Institute. Prior to attending law school, she was a research technician at the Public Health Research Institute where her work focused on Staphylococcus aureus.

Ms. Bogdanos is an attorney licensed to practice before the United States Patent and Trademark Office. She is admitted to practice law in New York, the United States District Court, Southern and Eastern District of New York and the United States Court of Appeals for the Federal Circuit. Ms. Bogdanos received her Juris Doctor from New York Law School and her Bachelor of Arts in Biology, with honors, from Queens College of the City University of New York.

About ContraFect:

ContraFect is a biotechnology company focused on discovering and developing therapeutic protein and antibody products for life-threatening, drug-resistant infectious diseases, particularly those treated in hospital settings. Due to drug-resistant and newly emerging pathogens, hospital acquired infections are currently the fourth leading cause of death in the United States, following heart disease, cancer and stroke. We intend to address drug-resistant infections using our therapeutic product candidates from our lysin and monoclonal antibody platforms to target conserved regions of either bacteria or viruses (regions that are not prone to mutation). ContraFect’s initial product candidates include new agents to treat antibiotic-resistant infections such as MRSA (drug-resistant staphylococcus bacteria) and influenza.

FORWARD-LOOKING STATEMENTS

This press release contains, and our officers and representatives may make from time to time, “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar references to future periods. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on ContraFect’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict and many of which are beyond ContraFect’s control, including those detailed in ContraFect’s filings with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. Any forward-looking statement made by ContraFect in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, ContraFect expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Barry Kappel, Ph.D., MBA

SVP Business Development

Tel: 914-207-2300

E-Mail: invest@contrafect.com

or visit: www.contrafect.com